UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) August 17, 2001

                         Commission file Number 000-25523

                       BARRINGTON FOODS INTERNATIONAL, INC.
               ------------------------------------------------------
               (Exact Name of Registrant as Specified in its Charter)


               NEVADA                                     33-0843633
-------------------------------                      ----------------------
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification Number)


       3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV      89109
       ----------------------------------------------------   ----------
             (Address of principal executive offices)         (Zip Code)

          Registrant's Phone: (702) 990-3623  Fax: (702) 990-3624

                              e-Bait, Inc.
    --------------------------------------------------------------
    (Former name or former address, if changed, since last report)

ITEM 1. Changes In control of Registrant

Pursuant to an Acquisition Agreement (the "Agreement") dated as of August 17, 2001 between E-Bait Corporation ("E-Bait") a California corporation, and Barrington International Marketing, Inc. ("Barrington") a Nevada corporation, where all the outstanding shares of common stock of Barrington were exchanged for one-million (1,000,000) shares of 144 restricted common stock of E-Bait in a transaction in which E-Bait will be the parent corporation. (See Exhibit 99.1 "Acquisition Agreement.")

On September 24, 2001, E-Bait, ("E-Bait/Buyer") and JSCO and Associates, Inc. ("the Seller") entered into an agreement (the "Agreement") whereby the buyer exchanged three hundred thousand (300,000) shares of restricted common stock for all the outstanding capital stock and or ownership interest of the Company. This transaction did not consummate until October, 2001. JSCO and Associates, Inc. produces labels and packaging supplies, as well as packaging equipment, for a variety of manufacturing companies in the western part of the United States.

After the consummation of these transactions the Company has (i) two hundred million (200,000,000) authorized shares of Common Stock, par value $0.001 per share (the "Common Stock"); One-Hundred-Million Shares (1,000,000) of Class A Common Stock of the Par Value of $0.001 all of which shall be entitled to voting power; (ii) one million (1,000,000) shares of Series A Preferred Shares with a par value of $0.001 and such other terms as determined by the board of Directors of the corporation prior to their issuance. Each Series A Preferred Share shall have voting rights and shall carry a voting weight equal to one hundred (100) Common Shares. Each
Series A Preferred Share may be converted into one hundred (100) Common Shares upon approval by the Board of Directors of the corporation; (iii) one million (1,000,000) authorized Series B Preferred Shares with a par value of $0.001 per share and such other terms as may be determined prior to their issuance by the Board of Directors. Each Series B Preferred Share may be converted into two (2) Common Shares upon approval by the Board of Directors; (iv) one million (1,000,000) authorized Series C Preferred
Shares with a par value of $0.001 per share and such other terms as may be determined by the Board of Directors prior to their issuance. No Series C Preferred Share shall have voting rights.

On December 3, 2001, the board of directors voted to approve a ten for one reverse stock split. They based this decision on their belief that it the reverse split would increase the effective marketability of common stock to institutional buyers and to enhance the liquidity of the common stock so that the Company can better access capital markets. This reverse stock split reduced the number of issued and outstanding common shares from 48,800,000 to 4,880,000 common shares.

Further, the parent Company changed its name and domicile from California to Nevada based on the fact that management plans to work from office space leased in Nevada. The Company plans to conduct all of its operations from Nevada, and therefore, feels that Nevada law would reflect all of its future contract negotiations. (See Item 5, "Other Events," this filing).

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Effective Date by: (i) the sole director of the Company; (ii) the sole executive officer of the Company (as that term is defined in item 402(a)(3) of Regulation S-B); (iii) each person who will be the beneficial owner of more than five percent of the Company's Common Stock; and (iv) the sole director and sole executive officer as a group. All share ownership listed in the table is direct, unless otherwise indicated.


                                         Shares                Percent of
                        Position         Beneficially Owned    Class
                         --------        ------------------    -----------
Rendal Williams(1)      CEO              3,285,733               58.6%
Sheldon H. Rosenberg(1) President                0                  0
                        --------------------------------------------------
Directors and Officers
as a Group (2 persons)               3,285,733               58.6%


(1) Director and Officer

Rendal Williams, 3960 Howard Hughes Parkway, Suite 500, Las Vegas,
Nevada  89109.

Sheldon H. Rosenberg, 3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89109.



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On the Effective Date, the Company consummated the acquisition of E-Bait, Inc. in accordance with the Acquisition Agreement described in Item 1 above. Pursuant to the Agreement, the Company acquired all of the issued and outstanding shares of Common Stock of E-Bait, Inc. in consideration for issuing one million (1,000,000) shares of 144 restricted common stock of the Company to the shareholders of E-Bait. See Item 1 above for additional information regarding this transaction.

The following is a brief description of the Company's new business.


Business

Barrington Foods International, Inc. ("BFI") is a Nevada corporation whose purpose is to develop and distribute innovative products. It is a fast growing, world-wide food and trading company, with distribution and access to resources and products around the world. BFI's core product line is soy and dairy based powdered milk products. Currently BFI's principle product is Pride & Joy, an infant formula. Other products that are in various stages of development, patenting, and distribution are discussed in "The Product" portion of this Summary.

The Product

BFI's core product line is soy and dairy based powdered milk products. BFI management believes that customers want our products and will pay for the convenience and higher digestibility of our nutritionally balanced formulas and all natural substitute milk products.

BFI is developing natural biological and microbiologically enhanced products for use in the nutritional and agricultural industries.

BFI currently generates its revenue from soy milk, skim milk, whole milk, lactose free milk, bulk milk, flavored milk products using BFI's patent pending flavorings, infant formula, and powdered juice crystals.

Currently BFI's main product is Pride and Joy, an infant formula. BFI's other products, which are in various stages of development, patenting, and distribution, are:

Infant Formula - 2 soy based, 2 dairy based
Toddler Formula - 1 soy based, 1 dairy based
Protein Drinks - Chocolate, Vanilla,
Strawberry Soy Milk - Regular, Chocolate
Milk - Low Lactose, Low Fat, Full Fat
Mocha Mix
Powdered Chocolate Milk
USDA Low Fat Powdered Milk
USDA Full Fat Powdered Milk
Whey Powder
A complete line of infant products
A line of powdered juice crystals
A line of US dairy products
A beverage especially suited for the needs of the elderly and the malnourished A beverage specially formulated for diabetics

BFI has the distribution rights for products that it imports from other countries. These products currently include gourmet coffees and sugar.

Coffee (from Vietnam and Guatemala)
Sugar (from Central America)

BFI is in the process of setting up joint ventures with major distributors of general commodities in the United States. These products will be available to our distributors in other countries. These products include shampoo, laundry soaps, toothpaste, and other sundry items.

The Market

Population Growth:

The world is experiencing profound changes as a result of the population growth in the emerging nations. This rate of population growth is having a tremendous impact on the food industry, especially the dairy and dairy substitute products

Population growth has outstripped many nations' abilities to economically supply food products internally. Many countries are unable to meet their growing nutritional needs on their own. Consequently, these countries are increasingly dependent upon outsourcing from the United States in order to ensure a dependable supply of quality disease-free food products.
In particular, distributors of dairy products and dairy substitutes are scrambling to meet this increasing global demand.

The distribution of high quality dairy and dairy substitute products to the populations of these emerging countries through exports from the U.S. is the only solution which ensures a quality product and a dependable supply. The fulfillment of the basic nutritional needs of the populations of these emerging countries is the backbone of BFI's business strategy.

Lack of Refrigeration:

Powdered milk and powdered milk substitute products are realizing unprecedented growth due to their long shelf life and the lack of acceptable storage (refrigeration) in emerging nations.

Shelf stable milk or dry milk is currently purchased by 6% of U.S. households. Heaviest users are single adults under age 35. They are three times more likely to purchase dry milk versus a refrigerated carton. The second largest consumer group using dry milk is families with children under the age of
6.Convenience is the buzzword for the millennium.1

Lactose Intolerant Populations:

The populations in these emerging countries and Asia are primarily lactose intolerant and powdered milk substitutes are a staple in their diet. Specially formulated, nutritionally balanced soy milk, lactose free milk, and milk products with vegetable oil is a growing part of their diets. Soy milk sales are increasing at close to 40% per year.2

Over the next five years the sector is projected to grow from its current $2.14 billion to approximately $3.3 billion in 2002, representing a 200% compound annual growth.3

Health Conscious Populations:

The U.S. Government (effective October 1999) is now allowing food labels to state that soy milk has the ability to lower cholesterol. This has begun a new surge of interest in the health conscious public, where 60% of the U.S. adult population has cholesterol levels which exceed safe levels.4 Studies also indicate soy milk may have anticancer properties, fight osteoporosis, and help relieve the symptoms of menopause.5

The population boom in emerging countries and the health conscious American public poses a unique opportunity for BFI.

Aging Populations:

With the onset of the health conscious "baby boomer" generation, 90 million Americans are over the age of 60. The demand for nutritionally balanced, healthy soy products will increase as the population ages.

There is also the emerging market of senior nutrition. Adults over the age of 60, whose metabolism is no longer able to receive proper nutrition from normal eating habits, need nutritional supplement products. This emerging market is currently estimated at $1 billion and is expected to grow as the "baby boomer" population ages.
Large and Growing Market:

BFI is currently poised to increase its less than 1% market share to 15% in Central America with existing alliances and distribution in our targeted markets. With the introduction of our organic infant formula, BFI is set to capture 10% of the infant formula market 12 months after introduction of this product.

The powdered milk product sector is growing at a rate of 25% where the fluid milk product sector is decreasing at a rate of 3% per year. Soy milk and soy based foods are expected to reach $2.14 billion in 2001, up from $852 million in 1992 and reach $2.6 billion in 2002.6 Soy milk sales alone are growing at close to 40% per year.7

Leading Distribution and Market Reach:

BFI is uniquely positioned to provide superior customer service. Our distribution alliances with major food distributors in Central America and the United States allows us to reach localized consumers. Distributors have local facilities within a 100-mile radius of 60% of the distributors' customers. As a result, BFI and our local distributors are able to provide superior customer service to the consumer.

Long-term contracts with distributors who service schools, government agencies, grocery chains, commercial canneries, bakeries, and restaurants ensure the continued steady demand for our products.

BFI owns and distributes under the widely recognized Pride and Joy label. BFI has name recognition and international reach and coverage, while maintaining closeness to its customer.

Product Margin Improvement:

BFI's current principle activities are focused on the wholesaling of our products and proprietary formula development. BFI will experience improved gross margins by capturing the production and manufacturing margins.
As more manufacturing facilities are built or purchased, BFI will become more vertically integrated through the ownership of proprietary products, their manufacture, and their wholesale distribution.

Gross margins in BFI's sector of business vary, as is the case in the food sector. BFI sells its proprietary lactose free products at higher gross margins than the commodity type product, such as bulk powdered milk. Greater gross margins are also recognized when the product is sold under the BFI brand name Pride & Joy as a finished product versus a private label to another distributor.

BFI can greatly increase profitability by expanding sales revenue and shift product mix to higher gross margin lactose free milk and the introduction of our patent pending organic infant formula.


Industry Overview

The powdered milk and powdered milk substitute products are second to fluid milk products in dollars sold in the U.S. In emerging nations, such as in Central and South America and Asia, powdered milk and powdered milk substitute products are the largest sector and fluid milk products are a distant second. In emerging countries, sales of powdered milk products and powdered milk substitute products outsell fluid milk products by an 8 to 1 ratio. Fresh milk is a rare commodity that is cost prohibitive in most geographical areas of merging countries.

The powdered milk product sector market is growing at a rate of 22%, where the fluid milk product sector is decreasing at a rate of 5% per year.

The demand for powdered milk and powdered milk substitutes is increasing. Due to the lack of refrigeration, the convenience of powder, and the improved taste, the demand is increasing over fluid milk by 22% per year.

The demand for these powdered milk products is growing at unprecedented rates. The supply of these powdered milk products is not limited by the expensive production costs of the raising and care of dairy cows, pasteurization, refrigeration, cooled transportation and the like.

These powdered milk products are the primary source for protein, calcium, carbohydrates, fiber, sugar, vitamins D, A, C, and B Complexes in these emerging countries and the U.S. They are also the primary source for micronutrients such as riboflavin, folic acid, magnesium, sodium, potassium, zinc.

Our all-natural, all-organic infant formula, scheduled for release in mid-2002, will be the first product of its kind to hit the market.

The Competition:

The powdered milk and powdered milk substitute food sector is mature with few strong major players. There are no players that are totally vertically integrated by owning their own research and development, production, wholesale distribution, and retail distribution. The strongest competitors, such as Nestle (Carnation), have research and development, manufacturing, and wholesale distribution, but the retail distribution is not owned. Kellogg recently acquired (September 1999) Worthington Foods of Columbus, Ohio. Dean Foods recently purchased a minority stake in White Wave, Inc. (Boulder, Colorado), a vegetarian food company which markets Silk, one of the fastest growing brands of soymilk.

Most competitors purchase finished product from a manufacturer and distribute wholesale under their label. The majority of manufacturers only purchase and formulate ingredients and then package the product under private labels for final distribution.

BFI is in a very strong and favorable position with patented formulas and proprietary products which will assure success in meeting consumer demand for high quality nutritionally balanced powdered milk, powdered milk substitutes, and infant formula products. The growing consumer demand in the emerging countries will be an ever-constant challenge to saturate.

BFI is strategically pricing its product just below the major competitors' premium product. A comparison of the labels will show the consumer a higher nutritional content for the lower priced BFI product.
Company Overview

BFI's Business Plan has four phases:

Increase sales in Central America
Start distribution in Southeast Asia
Entrance into the U.S. market
Acquire more manufacturing facilities
Expand into other geographic areas
where the population is lactose intolerant and the economics of the country do not allow for the production of fluid milk

Existing alliances and contracts in hand will allow BFI to meet year 2001 pro forma with no increase in sales or new customers.

An existing alliance with a distributor in Guatemala, who owns a manufacturing plant, will allow BFI to export ingredients from the U.S., formulate proprietary products, and import into the U.S. BFI is projecting to market products in the U.S. beginning in September 2001. A major distributor in California and two national distributors have already agreed to start marketing BFI products under the brand name Pride and Joy.
Phase one of BFI's Business Plan has been successfully completed through the formation of strategic alliances and our proprietary patent-pending formulas.

Future geographic areas for expansion and distributors who have expressed a desire to distribute BFI products are located in China, Columbia, Cuba, Taiwan, Peru, Mexico, and about 10 more countries.

Conclusions

In the last 18 months, BFI has received requests from over 17 countries to develop a plant in their country like the one BFI developed in Guatemala. BFI has found from our extensive traveling in the developing countries and by participating in International Food Shows, that the world in ready and eager to produce our products in their respective countries. There is a real shortage of basic food goods in the world today. BFI has positioned itself to supply that shortage.

BFI is uniquely positioned for success:

Major distributor in Central America
Currently distribute products in Guatemala, Nicaragua, and Mexico.

Alliance with the major distributor to independent food distributors in Guatemala

Alliance with the largest food distributor in Nicaragua Supplier to San Marcos in Mexico, the largest packer of fluid milk in Mexico Alliance with the primary distributor of nondairy and dairy products in Mexico City, whose customers include the city school system and commercial users such as canneries, bakeries, and restaurants.


Major distributor in Southeast Asia

Preparing to distribute products in Vietnam, Cambodia, Laos, and Burma Alliances with some major distributors in the food industry Setting up joint ventures with governmental agencies to supply our milk products to high schools and hospitals.

Focused product line in their chosen market

Unique nondairy powdered formulas of whole milk, low fat and fat free milk, lactose free milk, soy milk, infant formula, and juice crystals Proprietary formulas with extended shelf life, patents pending All natural ingredients which are nutritionally balanced Lactose free and specially formulated for diabetics Multiple flavor options compatible with product and market tastes

Large and growing population and market sector

Population in emerging countries is expanding at a rate of 6% per year 70% of the world's population is lactose intolerant 80% of Native Americans are lactose intolerant 75% of African Americans are lactose intolerant 50% of the population in Central America, South America, and Asia are lactose intolerant and do not drink fluid milk

Only 30% of humans retain a lifelong ability to digest lactose 20% of Whites are lactose intolerant where sales of nonfat dry milk (NFDM) has decreased 5.8% in the U.S., export of NFDM products has increased 22% commercial sectors, including bakeries, restaurants, bulk groceries whose primary dairy product is NFDM lack of consumer cold storage mandates extended shelf life, nonperishable, dry product

Few competitors

Major distributors of NFDM products are tied in with existing local distributors on an exclusive basis mid-size distributors frequently bypass market for perceived larger, more affluent markets.

Current suppliers have been unable to meet demand for products Gap to meet minimum nutritional requirements is estimated at 17.6 million tons in 2001. Currently marketed products are insufficient or nonexistent to meet consumer tastes or needs.

Current exclusive distribution agreements prevent major distributors from accessing additional market share, unrealized growth opportunities, local production and packaging, bundle marketing, enhanced distribution, and introduction of new proprietary products/formula

Directors & Management Team

Rendal Williams - Chairman of Board and Chief Executive Officer

Mr. Williams is an experienced senior management professional in the food and beverage industry. He has over 18 years experience in marketing and sales and executive management positions with proven performance. To each company, he has brought significant financial returns and advanced to top management positions.

In addition, Mr. Williams has spent much of the last two years in Central America. He has been working to develop products that are uniquely suited for the developing countries, along with setting up a pilot plant in Guatemala to produce these products.

Mr. William's current primary effort is to assemble the management team capable of implementing the plans, goals and aspirations of BFI. BFI is a startup company that has set aggressive goals and, as CEO, Mr. Williams is building a team that shares his vision and will work together to achieve them. His management style promotes vigorous interaction among team members, and facilitates problem solving. He is working to coordinates the varied activities of BFI and promoting a fast paced organization capable of responding quickly to market opportunities.

Mr. Williams will evaluate business opportunities for BFI and determine the best course for the company. He is currently evaluating new products, joint ventures, acquisitions and other collaborations that make sense for the company and move the company quickly toward its goals.

In addition to strong senior management qualifications, Mr. Williams brings to BFI demonstrated experience in business planning, and new products ideas that will provide every opportunity for BFI to meet its aggressive goals and make the company a success.


Sheldon H. Rosenberg, President

Mr. Rosenberg is a licensed Certified Public Accountant, with over 25 years of experience in business and financial matters in the states of Arizona and Nevada. He is a member of the American Institute of Certified Public Accountants. In addition, Mr. Rosenberg is a Certified Financial Professional and Personal Financial Specialist. With experience in international and domestic taxation, Mr. Rosenberg will help to structure the company's international operations.

Statement of Corporate Positions

Mother's Milk:

BFI acknowledges that mother's natural milk is the best possible source of nutrition for infants up to one year old. The products sold are not intended to undermine natural breast-feeding. Barrington's products are intended provide infant nourishment if the mother is unable or chooses not to provide breast milk. Barrington will work with industry, national, local and global agencies to ensure its products are produced and marketed in a manner to provide a safe and nutritional alternative to mother's milk, if the mother chooses not to breast-feed or the child is unable to accept mother's milk.

Projections and Forward Looking Statements:

This statement includes projections of future results and "forward-looking statements" as that term is defined in Section 27A of the Securities Act of 1933 as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934 as amended (the "Exchange Act"). All statements that are included in this Statement, other than statements of historical fact, are forward-looking statements. Although Management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this Statement, including, without limitation, in conjunction with those forward-looking statements contained in this Statement.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not applicable.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.


ITEM 5. OTHER EVENTS

The Corporation's name has been changed from E-Bait, Inc. to Barrington Foods International, Inc. effective December 31, 2001.

The Corporation's mailing address and business address have been changed from 2279 Segundo Ct. Suite 4, Pleasanton, CA 94588 to 3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89109.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not applicable.


ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements. The Financial Statements relating to the transaction described in Items 1 and 2 are included herewith.

Exhibit A  -  Barrington International Marketing, Inc. Financials
Exhibit B  -  JSCO and Associates, Inc. Financials
Exhibit C  -  Unaudited Proforma Consolidated Financial Data

(b) Pro Forma Financial Information. The pro forma financial information relating to the transaction described in Items 1 and 2 are included herewith.

(c) The following exhibits are filed herewith:

Acquisition Agreement* Exhibit 99.1

* Previously Filed


ITEM 8. CHANGE IN FISCAL YEAR

Not applicable.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


BARRINGTON FOODS INTERNATIONAL, INC.


By:/s/ Rendal Williams
   -----------------------------
       Rendal Williams, CEO

Dated:  January 30, 2002

Exhibit A - Barrington International Marketing, Inc. Financials


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF
BARRINGTON INTERNATIONAL MARKETING, INC.

We have audited the accompanying balance sheet of Barrington International Marketing, Inc. as of September 30, 2001 and the related statement of operations, stockholders' deficiency and cash flows for the period from December 8, 2000 (inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barrington International Marketing, Inc. as of September 30, 2001, and the results of their operations and cash flows for the period from December 8, 2000 (inception) to September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has a loss from operations, negative working capital and limited capital resources. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                Certified Public Accountants

Los Angeles, California
December 7, 2001

                       BARRINGTON INTERNATIONAL MARKETING, INC.
                            (A Development Stage Company)
                                    BALANCE SHEET
                                  SEPTEMBER 30, 2001


BALANCE SHEET

   ASSETS                                              $      -
                                                       --------
TOTAL ASSETS                                           $      -
                                                       ========

   LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
   Bank overdraft                                      $  7,876
   Due to related parties                                 4,955
   Notes payable - related parties                       24,940
   Note payable                                           3,000
   Accrued interest                                         283
                                                       --------
       Total liabilities                                 41,054
                                                       --------

COMMITMENTS AND CONTINGENCIES                                 -

STOCKHOLDERS' DEFICIENCY
Preferred stock $.001 par value;
5,000,000 shares authorized,
no shares issued or outstanding                               -

Common stock, $.001 par value;
20,000,000 shares authorized;
20,000,000 shares issued and outstanding                 20,000
Deficit accumulated during the development stage        (61,054)
                                                       ---------
Total stockholders' deficiency                          (41,054)
                                                       ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY         $      -
                                                       ========



The accompanying notes are an integral part of these financial statements

                    BARRINGTON INTERNATIONAL MARKETING, INC.
                          (A Development Stage Company)
                              STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM DECEMBER 8, 2000 (INCEPTION) to SEPTEMBER 30, 2001


STATEMENT OF OPERATIONS


GENERAL AND ADMINISTRATIVE EXPENSES                  (61,054)
                                                   ----------
LOSS BEFORE PROVISION FOR INCOME TAXES               (61,054)

PROVISION FOR INCOME TAXES                                 -
                                                   ----------
NET LOSS                                           $ (61,054)

NET LOSS PER COMMON SHARE - basic and diluted      $ (  0.00)
                                                   ==========



The accompanying notes are an integral part of these financial statements

                      BARRINGTON INTERNATIONAL MARKETING, INC.
                           (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' DEFICIENCY


STATEMENT OF STOCKHOLDERS' DEFICIENCY


                                                       Deficit
                                                     Accumulated
                                     Common Stock       During
                                     --------------   Development
                                     Shares  Amount     Stage        Total
                                     ------  ------   -----------    -----
Balance at December 8, 2000
                 (inception)              -  $      -   $       -   $      -

Issuance of shares for
                   services      20,000,000    20,000           -     20,000

Net loss                                  -         -     (61,054)   (61,054)
                                 ----------  --------   ----------  ---------
Balance at June 30, 2001
                (unaudited)      20,000,000  $ 20,000   $ (61,054)  $(41,054)
                                 ==========  ========   ==========  =========




The accompanying notes are an integral part of these financial statements.

                         BARRINGTON INTERNATIONAL MARKETING, INC.
                               (A Development Stage Company)
                                   STATEMENT OF CASH FLOWS
    FOR THE PERIOD FROM DECEMBER 8, 2000 (INCEPTION) to SEPTEMBER 30, 2001


STATEMENTS OF CASH FLOWS

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                              $ (61,054)
Adjustment to reconcile net loss
   to net cash used in
   operating activities:

Stock-based compensation                                   20,000
Increase in accrued interest                                  283
Increase in due to related parties                          4,955
                                                        ----------
Net cash used by operating activities                     (35,816)

CASH FLOWS FROM INVESTING ACTIVITIES

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES

Increase in bank overdraft                                  7,876
Increase in note payable                                    3,000
Increase in note payable - related parties                 24,940
                                                         --------
Net cash provided by financing activities                  35,816


NET CHANGE IN CASH AND CASH EQUIVALENTS                         -

CASH AND CASH EQUIVALENTS - beginning                           -
                                                        ---------
CASH AND CASH EQUIVALENTS - ending                      $       -
                                                        =========

SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid during the year-
   Interest expense                                     $       -
                                                        =========
   Income taxes                                         $       -
                                                        =========




The accompanying notes are an integral part of these financial statements.

                  BARRINGTON INTERNATIONAL MARKETING, INC.
                           (A DEVELOPMENT STAGE COMPANY)
                           NOTES TO FINANCIAL STATEMENTS
                                SEPTEMBER 30, 2001



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations
     --------------------

     Barrington International Marketing, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Nevada on December 8, 2000. Operations began during January 2001.

     Line of Business
     ----------------

     The Company is a fast growing worldwide food and trading Company with distribution and access to resources and products around the world. The Company's core product line is soy and dairy-based powdered milk products. Currently, the Company's foremost product is Pride & Joy, an infant formula. Other products are in various stages of development, patenting and distribution.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     Fair Value of Financial Instruments
     -----------------------------------

     The Company's financial instruments consist of cash, accounts payable and accrued expenses. The carrying amounts of cash, accounts receivable and accounts payable and accrued expenses approximate fair value due to the highly liquid nature of these short-term instruments.

     Income Taxes
     ------------

     Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amounts of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed by SFAS No. 109, 'Accounting for Income Taxes.' As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

                  BARRINGTON INTERNATIONAL MARKETING, INC.
                           NOTES TO FINANCIAL STATEMENTS
                                SEPTEMBER 30, 2001



NOTE 1 - 	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Earnings Per Share
     ------------------

     During 1998, the Company adopted SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

     The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. The shares used in the computations were as follows:

                     Basic and diluted           20,000,000
                                                 ==========

     Comprehensive Income (Loss)
     ---------------------------

     In June 1998, the FASB issued SFAS No. 130, "Reporting Comprehensive Income", was issued. SFAS No. 130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of September 30, 2001, the Company does not have items that represent comprehensive income, therefore, a schedule of Comprehensive Income (Loss) has not been included in the accompanying consolidated financial statements.

     New Accounting Pronouncements
     ------------------------------

     On June 29, 2001, SFAS No. 141, "Business Combinations", was approved by the FASB. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Company is required to implement SFAS No. 141 on July 1, 2001 and it has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

     On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets", was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002 and it has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

                  BARRINGTON INTERNATIONAL MARKETING, INC.
                           NOTES TO FINANCIAL STATEMENTS
                                SEPTEMBER 30, 2001


NOTE 2 - RELATED PARTY TRANSACTIONS

     The Company had the following related party transactions for the period from December 8, 2000 (inception) to September 30, 2001:

     Due to related parties
     ----------------------

     The Company received advances from the related parties totaling $4,955 for operating expenses. These advances carry no interest and are payable when operating funds become available.

     Notes payable - related party
     -----------------------------

     As of September 30, 2001, the Company had two notes payable to Regal Holdings ("Regal") totaling $24,940, bearing interest at 10% per annum, due August 12, 2002 and September 15, 2002. As of September 30, 2001, accrued interest was $283.

     Issuance of common stock
     ------------------------

     During December 2000, the Company issued 20,000,000 shares valued at $20,000 for services rendered by the Company's President.

NOTE 3 - NOTE PAYABLE

     As of September 30, 2001, the Company has a note payable to Santiago Nobel ("Nobel") totaling $3,000, bearing interest at the rate of 10% per annum, due June 25, 2002. Accrued interest at September 30, 2001 was $83.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

     Pursuant to a stock purchase agreement (the "Agreement") on August 17, 2001, by and between Mark D. Heverly for a group of independent individuals (the "Seller"), and Barrington International Marketing, Inc. (the "Buyer").

     The Buyer will purchase from the Seller, and the Seller will sell to the Buyer, 1,990,000 shares of the Common Stock ("Stock") of E-Bait ("Company"), a California company, for $700,000 in cash to be paid pursuant to this agreement.

     Subject to terms and conditions, the Buyer hereby irrevocably agrees to purchase and the Seller agrees to sell 1,990,000 shares of the Stock in consideration for $700,000 in cash of which $400,000 shall be delivered within 15 trading days following NASD approval of an ongoing forward-split with the additional $300,000 due within 30 trading days.
     As of September 30, 2001, no cash has been delivered and the agreement is in default and has not been finalized.

                  BARRINGTON INTERNATIONAL MARKETING, INC.
                           NOTES TO FINANCIAL STATEMENTS
                                SEPTEMBER 30, 2001


NOTE 4 - COMMITMENTS AND CONTINGENCIES (Continued)

     In accounting for this transaction:

         i) Barrington International Marketing, Inc. will be deemed to be the purchaser and surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values.

        ii) Control of the net assets and business of E-Bait, Inc. was acquired effective on August 17, 2001 (the "Effective Date"). This transaction has been accounted for as a purchase of the assets and liabilities of the Company by E-Bait at the fair value of $31. The historical cost of the net assets acquired was $-0-.

     This transaction did not consummate until October 2001 (see Note 6).

NOTE 5 -  GOING CONCERN

     The accompanying financial in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of September 30, 2001, the Company's has a working capital deficit of $41,054 and has incurred losses for the nine months ended September 30, 2001 totaling $61,054.

     The Company is seeking additional equity financing. There can be no assurances that sufficient financing will be available on terms acceptable to the Company or at all. If the Company is unable to obtain such financing, the Company will be forced to scale back operations, which could have an adverse effect on the Company's financial condition and results of operation. These factors raise substantial doubt about the
      Company's ability to continue as a going concern.

     Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

NOTE 6 - SUBSEQUENT EVENTS

     During October 2001, the Company completed the reverse merger with E-Bait, Inc. (see Note 4).

Exhibit B - JSCO and Associates, Inc. Financials


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


TO THE STOCKHOLDERS AND BOARD OF DIRECTORS OF
JSCO AND ASSOCIATES, INC.

We have audited the accompanying balance sheets of JSCO and Associates, Inc. as of September 30, 2001, December 31, 2000 and December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the nine months ended September 30, 2001, and the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JSCO and Associates, Inc. as of September 30, 2001, December 31, 2000 and December 31, 1999, and the results of their operations and cash flows for the nine months ended September 30, 2001, and the years ended December 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.


                             MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                             Certified Public Accountants

New York, New York
December 7, 2001

                          JSCO AND ASSOCIATES, INC.
                              BALANCE SHEETS


BALANCE SHEETS

                                                    December 31, 2001
                                   September 30,   -------------------
                                       2001           2000       1999
                                   -------------   ---------   ---------
   ASSETS

CURRENT ASSETS
   Cash and cash equivalents        $     148      $       -    $       -
   Accounts receivable                 45,930         20,576       31,171
                                    ---------      ---------    ---------

TOTAL ASSETS                        $  46,078      $  20,575    $  31,171
                                    =========      =========    =========
LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIENCY)

CURRENT LIABILITIES
   Bank overdraft                   $      -       $   5,863    $  10,096
   Accounts payable and
     accrued expenses                  27,444         22,662       14,634
                                    ---------      ---------    ---------
Total liabilities                      27,444         28,525       24,730
                                    ---------      ---------    ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIENCY)
   Common stock, $.001 par value;
   10,000 shares authorized; 10,000
   shares issued and outstanding           10            10            10

   Retained earnings (deficit)         18,624        (7,959)        6,431
                                    ---------      ---------    ---------
Total stockholders equity
   (deficiency)                        18,634        (7,949)        6,441
                                    ---------      ---------    ---------
TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIENCY)                 $  46,078      $  20,576    $  31,171
                                    =========      =========    =========




The accompanying notes are an integral part of these financial statements.

                          JSCO AND ASSOCIATES, INC.
                          STATEMENTS OF OPERATIONS


STATEMENTS OF OPERATIONS

                                                    December 31, 2001
                                   September 30,   -------------------
                                       2001           2000       1999
                                   -------------   ---------   ----------
REVENUE                             $ 215,040      $ 155,022    $ 160,509

COST OF SALES                         145,306        117,043      143,489
                                    ---------      ---------    ---------
GROSS PROFIT                           69,734        37,979        17,020

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES                31,151        52,369        26,032
                                    ---------      ---------    ---------
INCOME (LOSS) BEFORE
PROVISION FOR INCOME TAXES             38,583       (14,390)       (9,012)

PROVISION FOR INCOME TAXES             12,000             -             -
                                    ---------      ---------    ---------
NET INCOME (LOSS)                   $  26,583      $(14,390)    $ (9,012)
                                    =========      =========    =========
NET (LOSS) INCOME PER
COMMON SHARE - basic and diluted    $   2.66       $  (1.49)    $  ( .90)
                                    =========      =========    =========







The accompanying notes are an integral part of these financial statements.

                          JSCO AND ASSOCIATES, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY


STATEMENTS OF STOCKHOLDERS' EQUITY

                                Common Stock
                             -----------------    Net Income
                              Shares    Amount      (Loss)      Total
                             -------    ------    ---------   ---------
Balance at Jan. 1, 1999       10,000    $   10    $  15,443   $  15,453

Net loss                                            ( 9,012)    ( 9,012)
                              ------   -------    ----------  ----------
Balance at Dec. 31, 1999      10,000        10      ( 6,431)      6,441

Net loss                                            (14,390)    (14,390)
                              ------   -------    ----------  ----------
Balance at Dec. 31, 2000      10,000        10      ( 7,959)    ( 7,949)

Net income                         -         -       26,583      26,583
                              ------   -------    ----------  ----------
Balance at Sept. 30, 2001     10,000   $    10    $  18,624   $  18,634
                              ======   =======    =========   =========



The accompanying notes are an integral part of these financial statements.

                          JSCO AND ASSOCIATES, INC.
                          STATEMENTS OF CASH FLOWS


STATEMENTS OF CASH FLOWS

                                                    December 31, 2001
                                   September 30,   -------------------
                                       2001           2000       1999
                                   -------------   ---------   ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                 $  26,583      $ (14,390)   $ (9,012)
Adjustment to reconcile net income
  (loss) to net cash used in
   operating activities:

(Increase) decrease in accounts
   receivable                         (25,354)        10,595       4,523
Increase in accounts payable
   and accrued expenses                 4,782          8,028       6,915
                                    ---------      ---------    ---------
Net cash provided by operating
   Activities                           6,011          4,233       2,426
                                    ---------      ---------    ---------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:

Increase (decrease) in
   bank overdraft                      (5,863)        (4,233)     (2,426)
                                    ---------      ---------    ---------
NET CHANGE IN CASH AND
   CASH EQUIVALENTS                       148              -           -

CASH AND CASH EQUIVALENTS - beginning       -              -           -
                                    ---------      ---------    ---------
CASH AND CASH EQUIVALENTS - ending  $     148      $       -    $      -
                                    =========      =========    ========
SUPPLEMENTAL CASH FLOW INFORMATION:

Cash paid during the year-
   Interest expense                 $       -      $       -    $      -
                                    =========      =========    ========
   Income taxes                     $       -      $       -    $      -
                                    =========      =========    ========




The accompanying notes are an integral part of these financial statements.

                         JSCO AND ASSOCIATES, INC.
                      NOTES TO FINANCIAL STATEMENTS
                            SEPTEMBER 30, 2001


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Operations
     --------------------

     JSCO and Associates, Inc. (the "Company") was incorporated on October 4, 1993 under the laws of the State of Utah. The Company produces labels and packaging supplies, as well as packaging equipment, for a variety of manufacturing companies in the western part of the United States.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     -------------------------

     The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

     Concentration of Credit Risk
     ----------------------------

     Financial instruments that potentially subject the Company to concentrations of credit risk are cash and cash equivalents and accounts receivable arising from Company's normal business activities. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance for uncollectible accounts as, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited. The Company places its cash with high quality financial institutions and at times may exceed the insured limits.

     Fair Value of Financial Instruments
     -----------------------------------

     The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses. The carrying amounts of cash, accounts receivable and accounts payable and accrued expenses approximate fair value due to the highly liquid nature of these short-term instruments. The fair value of long-term borrowings was determined based upon interest rates currently available to the Company for borrowings with similar terms.

                    JSCO AND ASSOCIATES, INC.
                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Income Taxes
     ------------

     Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amounts of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed by Statement of Financial Accounting Standards ('SFAS') No. 109, 'Accounting for Income Taxes.' As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

     Earnings Per Share
     ------------------

     During 1998, the Company adopted SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS").

     The computation of basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. The shares used in the computations were as follows:

                                   September 30,          December 31,
                                   ------------           ------------
                                      2001           2000          1999
                                      ----          -----          ----

            Basic and diluted       10,000	          10,000        10,000
                                  ========         =======     =========

     Comprehensive Income (Loss)
     ---------------------------

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No.
     130 establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of September 30, 2001, the Company does not have any items that represent comprehensive income, therefore, a schedule of Comprehensive Income (Loss) has not been included in the accompanying consolidated financial statements.

                     JSCO AND ASSOCIATES, INC.
                  NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     New Accounting Pronouncements
     ------------------------------
     On June 29, 2001, SFAS No. 141, "Business Combinations", was approved by the FASB. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Company is required to implement SFAS
     No. 141 on July 1, 2001 and it has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

     On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets", was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002 and it has not determined the impact, if any, that this statement will have on its consolidated financial position or results of operations.

NOTE 2 - REVENUE RECOGNITION

     The Company recognized revenue and expenses under the accrual method of accounting. Revenue is recognized at the time the product is shipped.

NOTE 3 - INCOME TAXES

     The components of the provision for income taxes are as follows:

                                                   For The Years Ended
                                           September 30,   December 31,
                                               2001      2001      2000
                                         ----------  ---------   --------
     Current Tax Expense
     U.S. Federal                         $  10,400   $       -   	$     -
     State and Local                          1,600           - 	        -
                                         ---------   ---------   -------
     Total Current                           12,000           - 	        -
                                         ---------   ----------   -------
Deferred Tax Expense
     U.S. Federal                               -            -        -
     State and Local                             -            -         -
                                         ---------   ----------   -------
     Total Deferred                              -            - 	        -
                                         ---------   ----------   -------
     Total Tax Provision (Benefit) from
     Continuing Operations                $ 12,000    $      -   $     -
                                           ========    ========    =======

                    JSCO AND ASSOCIATES, INC.
                  NOTES TO FINANCIAL STATEMENTS


NOTE 3 -  INCOME TAXES (Continued)

     The reconciliation of the effective income tax rate to the Federal statutory rate is as follows for the nine months ended September 30, 2001 and the years ended December 31, 2001 and 2000:

     Federal Income Tax Rate                  (    34.0)%
     Effect of Valuation Allowance                 34.0 %
                                              ----------
     Effective Income Tax Rate                      0.0 %
                                              ===========

     At December 31, 2000 and 1999, the Company had net carry-forward losses of approximately $7,959 and $-0-, respectively. Because of the current uncertainty of realizing the benefit of the tax carry-forwards, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry-forwards depends predominantly upon the Company's ability to generate taxable income during the carry-forward period.

     Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                      December 31,
                                                      ------------
                                                   2000           1999
                                             -----------   -----------
            Deferred Tax Assets
            Loss Carry-forwards              $     2,700   $         -
            Less:  Valuation Allowance             (2,700)	            -
                                             -----------   -----------
            Net Deferred Tax Assets          $          -	   $         -
                                             ===========   ===========

     Net operating loss carry-forwards expire starting in 2007 through 2014. Per year availability is subject to change of ownership limitations under Internal Revenue Code Section 382.

NOTE 4 -  COMMITMENTS AND CONTINGENCIES

     On September 24, 2001, E-Bait, a California corporation ("E-Bait/ Buyer") and the Company ("Seller") entered into an agreement
     (the "Agreement") whereby the buyer will exchange 300,000 shares of restricted common stock for all the outstanding capital stock and or ownership interest of the Company. This transaction did not consummate until October, 2001.

NOTE 5 -  SUBSEQUENT EVENTS

     During October 2001, the agreement with E-Bait was finalized.

Exhibit C  -- Unaudited Proforma Consolidated Financial Data

                                 E-BAIT, INC.
                UNAUDITED PROFORMA CONSOLIDATED FINANCIAL DATA




The Unaudited Proforma Consolidated Balance Sheet of E-Bait, Inc. (the "Company") as of September 30, 2001 (the "Proforma Balance Sheet") and, together with the Proforma Statement of Operations (the "Proforma Financial Statements"), have been prepared to illustrate the estimated effect of the reverse Acquisition of Barrington Foods International, Inc. and the Acquisition of JSCO and Associates, Inc. The Proforma Financial Statements do not reflect any anticipated cost savings from the acquisitions, or any synergies that are anticipated to result from the acquisition, and there can be no assurance that any such cost savings or synergies will occur. The Proforma Statement of Operations gives proforma effect to the amortization of the Company relating to the acquisition. The Proforma Financial Statements do no purport to be indicative of the financial position of the Company that would have actually been obtained had such acquisition been completed as of the assumed date. The proforma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

                                   E-BAIT, INC.
                          CONSOLIDATED BALANCE SHEET
                              SEPTEMBER 30, 2001


CONSOLIDATED BALANCE SHEETS


                  EBAIT   BARRINGTON  JSCO  COMBINED  RECLASSES  CONSOLIDATED
  ASSETS
CURRENT ASSETS
Cash and cash
   Equivalents    $   170  $     -   $   148  $   318   $     -   $     318
Accounts
   Receivable           -        -    45,930   45,930         -      45,930
                  -------  -------   -------  -------   -------   ---------
Total Current
   Assets             170        -    46,078   46,248         -      46,248
                  -------  -------   -------  -------   -------   ---------
Investment is
  Subsidiaries          -        -         -        - a   2,881           -
                                                      b  18,634
                                                      c  (2,881)
                                                      d (18,634)
Goodwill, net of
accumulated
amortization of $       -        -         -          a 697,119     978,485
                                                      b 281,366
Property and
equipment, net of
depreciation of
$2,765              3,026        -         -    3,026         -       3,026

Capitalized Software
net of accumulated
amortization of
$5,417              6,958        -         -    6,958          -      6,958
                  -------  -------   -------  -------   -------  ----------
TOTAL ASSETS      $10,154  $     -   $46,078  $56,232  $978,485  $1,034,717
                  =======  =======   =======  =======  ========  ==========


The accompanying notes are an integral part of these financial statements.

                                 E-BAIT, INC.
                     CONSOLIDATED BALANCE SHEETS (Continued)
                                SEPTEMBER 30, 2001



CONSOLIDATED BALANCE SHEETS


                  EBAIT   BARRINGTON  JSCO  COMBINED  RECLASSES  CONSOLIDATED
LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
Bank Overdraft    $     -  $ 7,876   $     -  $ 7,876    $      -  $   7,876
Accounts payable
  and accrued
  interest          1,273        -    27,444   28,717           -     28,717
Due to related
  Parties               -    4,955         -    4,955           -      4,955
Notes Payable-
  related parties       -   24,940         -   24,940           -     24,940
Note Payable            -    3,000         -    3,000           -      3,000
Accrued Interest        -      283         -      283           -        283
Note Payable            -        -         -        - a   700,000    700,000
Loan                6,000        -         -    6,000           -      6,000
                  -------  -------   -------  -------    --------  ---------
Total Current
   Liabilities      7,273   41,054    27,444   75,771     700,000    775,771
                  -------  -------   -------  -------    --------  ---------
                  -------  -------   -------  -------    --------  ---------
TOTAL LIABILITIES   7,273   41,054    27,444   75,771     700,000    775,771
                  -------  -------   -------  -------    --------  ---------

STOCKHOLDERS' EQUITY (DEFICIENCY)

                                                        B  2,881
                                                        C (2,000)
                                                        E(18,000)
Common stock       2,000    20,000      10     22,010   D    (10)     61,881

Additional
paid-in
capital         1,012,668        -        - 1,012,668   B   297,119  315,119
                                                        C(1,014,668)
                                                        E    18,000
Accumulated
Deficit        (1,011,787) (61,054)   18,624 (1,054,217)C 1,011,787        -
                                                        D     7,959
                                                        D   (26,583)
               ----------  -------   -------  -------    --------  ---------
Total
Stockholders'
Deficiency          2,881  (41,054)   18,634  (19,539)    278,485    258,946
                  -------  -------   -------  -------    --------  ---------
TOTAL
LIABILITIES AND
STOCKHOLDERS'
DEFICIENCY        $10,154  $     -   $46,078  $56,232    $978,485  $1,034,717
                  =======  =======   =======  =======    ========  ==========


The accompanying notes are an integral part of these financial statements.

                                 E-BAIT, INC.
                    CONSOLIDATED STATEMENT OF OPERATIONS
                                SEPTEMBER 30, 2001



CONSOLIDATED STATEMENT OF OPERATIONS


                  EBAIT   BARRINGTON  JSCO  COMBINED  RECLASSES  CONSOLIDATED
SALES             $  1,011 $     -   $216,040 $216,051  $      -  $216,051

C                                -    145,306  145,306         -   145,306
                  -------  -------   -------- --------  --------  ---------

OPERATING EXPENSES
Depreciation and
   Amortization                  -          -        -    72,675    72,675
Selling, general
   and
   administrative
   expenses        27,746   61,054     31,151  119,951         -          -
                  -------  -------   -------- --------  --------  ---------
Advertising
   expense              -        -          -        -         -          -
Professional
   fees                 -        -          -        -         -          -
Rent expense            -        -          -        -         -          -
Tax expense             -        -          -        -         -          -
                  -------  -------   -------- --------  --------  ---------
Total Operating
   Expenses        27,746   61,054     31,151  119,951    72,675    192,626
                  -------  -------   -------- --------  --------  ---------
LOSS FROM
OPERATIONS        (26,735) (61,054)    38,583  (49,206)  (72,675)  (121,881)
                  -------  -------   -------- --------  --------  ---------
OTHER INCOME
   (EXPENSES)           -        -          -        -         -          -
                  -------  -------   -------- --------  --------  ---------
Total Other
Income (Expenses)       -        -          -        -         -          -
                  -------  -------   -------- --------  --------  ---------
LOSS BEFORE
   PROVISION OF
   INCOME TAXES   (26,735) (61,054)    38,583  (49,206)  (72,675)  (121,881)
                  -------  -------   -------- --------  --------  ---------
PROVISION FOR
   INCOME TAXES         -        -    (12,000) (12,000)             (12,000)
                  -------  -------   -------- --------  --------  ---------
NET LOSS         $(26,735)$(61,054)  $ 26,583 $(61,206) $(72,675) $(133,881)
                 ======== =========  ======== ========= ========= ==========



The accompanying notes are an integral part of these financial statements.

                                  E-BAIT INC.
            NOTES TO UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET



NOTE 1 - For the purposes of this proforma balance sheet, September 30, 2001 audited information was used.

NOTE 2 - The following is a description of the proforma adjustments as of September 30, 2001 for the proforma balance sheet:

            a) To record the sale of 1,990,000 shares of E-Bait to Barrington
               Foods for $700,000.

            a) To record the issuance of 300,000 shares of E-Bait at the last reported bid price of $1.00 as of September 24, 2001. These shares were issued as consideration for the 10,000 shares of JSCO as per the acquisition agreement dated September 24, 2001.

            b) To record the elimination of the investment in E-Bait.

            c) To record the elimination of the investment in JSCO.

            d) To record the reverse acquisition entries recapitalizing
               E-Bait into Barrington Foods.

NOTE 3 -

            For the proforma statement of operations